Exhibit 99.1

Former Chief of Strategic Prioritization at the Pentagon Dave Harden Joins KULR Technology Group’s Advisory Board.

This move creates a strategic partnership with Virginia based dual use technology advisors, The Outpost

July 17, 2020 – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of thermal management technologies for batteries and electronics, announced today its strategic partnership with Virginia based dual use technology advisors, The Outpost. In addition, the company added The Outpost’s CEO, Dave Harden, to KULR's advisory board. The Outpost is a post-accelerator advisory and technology accelerator firm that specializes in helping companies “hop the valley of death” and advancing next generation technology companies into relationships within both the commercial and national security verticals.

Michael Mo, CEO of KULR Technology stated, "The Outpost recognizes the fit between KULR’s advanced thermal management capabilities and the needs of the defense industry and we believe Dave and his team can advance our problem-solving abilities further into large-scale commercial and Department of Defense projects.”

Prior to his CEO role and founding of The Outpost, Air Force Reserve Colonel Harden was the COO and Chief Architect for AFWERX, the Air Force’s technology accelerator for innovators, academia, businesses and airmen to solve national security problems. Prior to AFWERX he was Chief of Strategic Prioritization at the Pentagon, building and executing a strategic prioritization framework for the Air Force to create better decision-making information for its 30-year, multi-Trillion-Dollar strategic plan. Harden has a B.S.E.E from USAFA, MBA from George Washington and Strategy & Innovation Certificates from Darden School of Business, UVA & MIT. Dave Harden, The Outpost’s CEO, elaborated, "The Outpost thesis around the benefits of dual use technology make working with KULR on bringing its world-class battery safety and thermal management technologies to a multitude of projects smart for our nation - ranging from creating safer batteries to providing high performance electronics and cooling solutions for aerospace and defense programs."

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Keith Pinder

Landon Capital

Main: (404) 995-6671

kpinder@landoncapital.net

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

derek.newton@kulrtechnology.com